FOR IMMEDIATE RELEASE
  10-08-96                           Investors: Mary Healy, 630-575-6429
                                     Media: Chuck Ebeling,  630-575-6150

  MCDONALD'S  CHAIRMAN ANNOUNCES MANAGEMENT RE-ALIGNMENTS
  TO FURTHER FOCUS LEADERSHIP IN GLOBAL GROWTH ARENAS


  OAK BROOK, IL -- McDonald's Corporation Chairman and CEO, Michael R. Quinlan, today announced major re-alignments and promotions in McDonald's management structure to bring further focus as the Company addresses the growth potential of its U.S. and International operations.

     "As we work to maximize McDonald's global growth potential, I've decided to tap the depth of our highly experienced management to make several key re-alignments, adding even more strength to our U.S. management, while also bringing targeted additional expertise to our corporate and international staffs," Mike Quinlan explained.

     "While these changes are evolutionary, they will bring more management firepower where we need it, both for the short and long terms. These changes will bring all the benefits of our global experience to bear on each of the markets in which we operate, to further strengthen our growth opportunities. In a complex, dynamic and difficult U.S. marketplace, we are focusing on delivering great food taste, enhancing the quality of service, strengthening strategic marketing and adding new restaurants. In the International arena, which is already producing more than half of our operating income, we are just beginning to tap enormous markets across nearly 100 countries, as Brand McDonald's goes more global every day," Quinlan added.

     Jack M. Greenberg, currently McDonald's Vice Chairman and Chief Financial Officer, takes on the newly created position of Chairman, McDonald's U.S.A., while relinquishing the CFO position. Edward H. Rensi, McDonald's U.S.A. President and Chief Executive Officer, now reports directly to him. Greenberg's new title will be McDonald's Corporation
  Vice Chairman and Chairman, McDonald's U.S.A. "Jack has provided outstanding leadership since joining McDonald's as Executive Vice President and CFO in 1982. He'll help us maximize the growth of the U.S. business by adding the broad scope of his skills to our U.S. management team. He will devote a significant amount of his time to working with Ed, his team, and U.S. franchisees, providing domestic strategic direction, and bringing additional leadership to all elements of our U.S.
  business," Quinlan commented. Greenberg continues to report directly to Quinlan, and continues in his corporate responsibilities, while Michael L. Conley takes over Greenberg's duties as Chief Financial Officer.

     Conley, currently McDonald's Senior Vice President and Controller, is promoted to Executive Vice President and Chief Financial Officer. "Mike is more than ready to take on the CFO position, "Quinlan added. "He has served McDonald's for 22 years with increasing responsibilities in the accounting and tax areas, and has been involved in a number of management initiatives." Conley will report directly to Quinlan, and be responsible for Accounting, Information Systems, Investor Relations, Tax, Treasury. Christopher Pieszko, Vice President and U.S. Controller, is promoted to Vice President and Corporate Controller, reporting to Conley.

     Paul D. Schrage, Senior Executive Vice President, Chief Marketing Officer and a member of the Board of Directors, has announced his intention to retire within a year. "Paul has headed Marketing since joining McDonald's 29 years ago, and guided the Golden Arches to our position as one of the best-known and most-admired global consumer brands, "observed Quinlan. "Over the near term, Paul, who has made countless contributions to the growth of `Brand McDonald's' and the success of the McDonald's System, will guide and assist in the transition and re-alignment of the top Marketing priorities, as we strive to
  lengthen our lead as the top global foodservice brand."   Schrage will
  continue as Chairman of Ronald McDonald House Charities.

     To even more directly align McDonald's marketing initiatives with the priorities of our U.S. and International operations, major changes are being made in the responsibilities of the Company's two senior Marketing executives. David B. Green, Senior Vice President, Marketing, will fill a newly created position as the senior marketing officer of McDonald's International, now reporting directly to James L. Cantalupo, President and Chief Executive Officer, McDonald's International. "It's vital to have an executive with David's 24 years of McDonald's experience guide our International Marketing's direction and development, as we continue to expand rapidly around the globe," said Quinlan. Brad A. Ball, Senior Vice President, U.S.A. Marketing, takes over full responsibility for U.S. Marketing, and will report directly to Ed Rensi. "Brad joined McDonald's last year after working on our local business in many leadership roles over more than 20 years at DBC Advertising in Los Angeles, and brings his knowledge of national and field marketing to our U.S. Marketing team,'' said Quinlan.

     McDonald's is the largest and best-known global foodservice retailer, with more than 19,200 restaurants in 94 countries. Yet on any day, even as the market leader, McDonald's serves less than one percent of the world's population. The Company plans to expand its leadership position by adding restaurants and by increasing sales and profits through excellent operations, superior marketing, and cost efficiencies.



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